As filed with the U.S. Securities and Exchange Commission on March 28, 2024
Registration No. 333-278310

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST_EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ceragon Networks Ltd.
(Exact Name of Registrant as Specified in its charter)
Israel		N/A
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3 Uri Ariav St.
PO Box 112, Rosh Ha’Ayin 4810002, Israel
(Address of Principal Executive Offices) (Zip Code)

Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (the “Plan”)
 (Full Title of the Plan)

Ceragon Networks, Inc.
851 International Parkway, Suite 130
 Richardson, Texas 75081, USA
 (Name and Address of Agent for Service)

(201) 853-0231
(Telephone Number, including Area Code, of Agent for Service)

Copies to:
Todd Lenson, Esq.	Doron Arazi
Kramer Levin Naftalis & Frankel LLP	Ceragon Networks Ltd.
1177 Avenue of the Americas	Nitzba City, 5 Uri Ariav St., PO Box 112
New York, New York 10036	Rosh Ha’Ayin 4810002, Israel
Tel: 212-715-9216	Tel: 972-3-543-1000
Fax: 212-715-8216	Fax: 972-3-543-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filing ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed solely to (i) update the filing date on the cover page and the signature dates on the signature page to the correct date of March 28, 2024, (ii) refile Exhibit 5.1, Exhibit 23.1 and Exhibit 23.2 with the correct date of March 28, 2024, and (iii) refile Exhibit 107 with the correct calculation of the filing fee.

The aggregate number of shares registered pursuant to the Registration Statement has not changed. Other than as set forth above, there are no other changes being made to the Registration Statement.

ITEM 8. EXHIBITS

The following is a list of exhibits filed as a part of this Registration Statement and incorporated herein:

EXHIBIT NO.	DESCRIPTION
4.1
Articles of Association of the Registrant, as amended September 20, 2016 (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016 (No. 000-30862), filed with the Commission on April 7, 2017)

4.2
Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (incorporated herein by reference to Exhibits 4.6, 4.7 and 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 2, 2015)

5.1	Opinion of Shibolet & Co., Law Firm
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm, A Member of EY Global
23.2	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’Ayin, State of Israel, on the 28th day of March, 2024.

Ceragon Networks Ltd.

By:	/s/ Doron Arazi
Doron Arazi
President and Chief Executive Officer

POWER OF ATTORNEY

 Each of the undersigned appoints Doron Arazi, Ronen Stein and Hadar Vismunski-Weinberg, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them singly, for him or her and his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Ceragon Networks Ltd., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any or each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ilan Rosen Ilan Rosen	Chairman of the Board of Directors	March 28, 2024
/s/ Doron Arazi Doron Arazi	President and Chief Executive Officer (principal executive officer)	March 28, 2024
/s/Ronen Stein Ronen Stein	Chief Financial Officer (principal financial and accounting officer)	March 28, 2024
/s/Shlomo Liran Shlomo Liran	Director	March 28, 2024
/s/ Efrat Makov Efrat Makov	Director	March 28, 2024
/s/ Rami Hadar Rami Hadar	Director	March 28, 2024
/s/ Yael Shaham Ilan Rosen	Director	March 28, 2024
/s/ David Ripstein David Ripstein	Director	March 28, 2024
/s/ Ira Palti Ira Palti	Director	March 28, 2024

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on March 28, 2024.

Ceragon Networks, Inc.

By:	/s/ Ronen Rotstein
Ronen Rotstein
Regional President North America

INDEX TO EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
4.1
Articles of Association of the Registrant, as amended September 20, 2016 (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016 (No. 000-30862), filed with the Commission on April 7, 2017)

4.2
Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (incorporated herein by reference to Exhibits 4.6, 4.7 and 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 2, 2015)

5.1	Opinion of Shibolet & Co., Law Firm
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm, a Member of Ernst & Young Global
23.2	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)
107	Filing Fee Table